Exhibit (h)

CRESCENT CAPITAL FINANCE GROUP, INC.

[      ] Shares

Common Stock

($0.001 par value per Share)

UNDERWRITING AGREEMENT

[                    ], 2012

UNDERWRITING AGREEMENT

[          ], 2012

UBS Securities LLC
Morgan Stanley & Co. LLC

Credit Suisse Securities (USA) LLC

as Representatives of the several Underwriters named in Schedule A

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue,
New York, New York 10010-3629

Ladies and Gentlemen:

Crescent Capital Finance Group, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as representatives (collectively, the “Representatives”), an aggregate of [    ] shares (the “Firm Shares”) of common stock, $0.001 par value per share (the “Common Stock”), of the Company.  In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional [    ] shares of Common Stock (the “Additional Shares”).  The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”  The Shares are described in the Prospectus which is referred to below.

Except where the context otherwise requires:

(1)                                  “Registration Statement,” as used herein, means the registration statement referred to in Section 3(a)(i) hereof, including exhibits and financial statements, as amended at the Execution Time (as defined below) (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement (as defined below) becomes effective prior to the time of purchase (as defined below), shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.  Such term shall include any Rule 430A Information (as defined below) deemed to be included therein at the Effective Time (as defined below) as provided by Rule 430A under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”);

(2)                                  “Execution Time,” as used herein, means the date and time that this Agreement is executed and delivered by the parties hereto;

(3)                                  “Rule 462(b) Registration Statement,” as used herein, means a registration statement and any amendments thereto filed pursuant to Rule 462(b) of the Act relating to the offering covered by the registration statement referred to in Section 3(a)(i) hereof; and

(4)                                  “Effective Time,” as used herein, means each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

Prior to the date of this Agreement and the purchase of the Firm Shares by the Underwriters at the time of purchase referred to in Section 2:

(a)                                  On February 24, 2012, the Company entered into a Portfolio Acquisition Agreement (the “Portfolio Acquisition Agreement”) with Palmetto Investors Master Fund, LLC, a Delaware limited liability company (the “Master Fund”), relating to the purchase by the Company of a portfolio of corporate bonds and secured loans held by the Master Fund (the “Portfolio Acquisition Transaction”);

(b)                                 On March 10, 2011, the Company filed with the Securities and Exchange Commission (the “Commission”) a Form N-6F Notice of Intent to Elect to be Subject to Sections 55 through 66 of the Investment Company Act of 1940 (File No. 814-00869), pursuant to which the Company notified the Commission that it intended to file a notification of election to be subject to sections 55 through 65 of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “1940 Act”), within 90 days and on June 9, 2011 the Company filed with the Commission a Form N-6F/A amending the Form N-6F filed on March 10, 2011;

(c)                                  On [            ], 2012, pursuant to Section 54(a) of the 1940 Act, the Company filed with the Commission a Form N-54A Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act of 1940 (File No. 814-[            ]) (the “Notification of Election”), pursuant to which the Company elected to be treated as a business development company (“BDC”).  The Company will elect to be taxable as a regulated investment company (“RIC”) within the meaning of Section 851(a) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), commencing with its taxable year ending [          ], 2012;

(d)                                 On [            ], 2012, the Company entered into private placement purchase agreements (the “Concurrent Private Placement Agreements”) relating to the sale by the Company and the purchase [by the Adviser (as defined below), certain of its affiliates, certain of the Company’s officers, directors and employees, or entities owned by, or family trusts for the benefit of, such persons, and certain other persons designated] by Crescent Capital Group LP, a Delaware limited partnership (“Crescent Capital”), of an aggregate of [    ] shares of Common Stock (the “Concurrent Private Placement Shares”) for proceeds to the Company of $[        ] (the “Concurrent Private Placement”); and

(e)                                  On February 22, 2011 and [            ], 2012, the certificate of incorporation of the Company and the amended and restated certificate of incorporation, respectively, of the Company were filed with the Secretary of State of the State of Delaware;

all on the terms contemplated by the Registration Statement, the Disclosure Package (as defined below) and the Prospectus (as defined below).  The transactions described above are hereinafter called, collectively, the “Formation Transactions”).

The Company has entered into an Investment Advisory Agreement, dated as of  [            ], 2012 (the “Investment Advisory Agreement”), with CCFG Advisors, LLC, a Delaware limited liability company registered as an investment adviser (the “Adviser”) under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (the “Advisers Act”).

The Company has entered into an Administration Agreement, dated as of [            ], 2012 (the “Administration Agreement”), with Crescent Capital Administration, LLC, a Delaware limited liability company (the “Administrator”).

The Company has entered into an Trademark License Agreement, dated as of  [            ], 2012 (the “License Agreement”), with Crescent Capital.

The Investment Advisory Agreement, the Administration Agreement, the License Agreement and the agreements described in (a) and (d) above, are hereinafter called, collectively, the “Transaction Agreements.”

The Adviser has entered into a Resource Sharing Agreement, dated as of [            ], 2012 (the “Resource Sharing Agreement”), with Crescent Capital.

Except where the context otherwise requires, “Preliminary Prospectus,” as used herein, means any preliminary prospectus referred to in Section 3(a)(i) hereof and any preliminary prospectus included in the Registration Statement at the Effective Time that omits Rule 430A Information;  and “Rule 430A Information,” as used herein, means information with respect to the Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A under the Act.

Except where the context otherwise requires, “Prospectus,” as used herein, means the prospectus and any amendment or supplement thereto relating to the Shares that is first filed pursuant to Rule 497 under the Act after the Execution Time or, if no filing pursuant to Rule 497 under the Act is required, shall mean the form of final prospectus relating to the Shares included in the Registration Statement at the Effective Time.

“Disclosure Package,” as used herein, means the Preliminary Prospectus that is generally distributed to investors and used to offer the Shares, and the information set forth in Schedule B annexed hereto.

As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading.  The terms “herein,” “hereof,” “hereto,”

“hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement.  The term “or,” as used herein, is not exclusive.

The Company has prepared and filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), a registration statement (as amended, the “Exchange Act Registration Statement”) on Form 8-A (File No. [        ]) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the class of securities consisting of the Common Stock.

The Company, the Adviser, the Administrator and the Underwriters agree as follows:

1.                                       Sale and Purchase.  Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 9 hereof, in each case at a purchase price of $[        ] per Share.  The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus.  You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.  In addition, in connection with the sale of the Firm Shares, the Adviser agrees to pay to UBS Securities LLC (“UBS”), for the account of the Underwriters, an amount equal to $[      ] per Share for each Firm Share purchased by the Underwriters (the “Firm Share Adviser Payment”), and in connection with the sale of any Additional Shares, the Adviser agrees to pay to UBS, for the account of the Underwriters, an amount equal to $[      ] per share for each Additional Share (the “Additional Share Adviser Payment”).

In addition, the Company hereby grants to the several Underwriters the option (the “Over-Allotment Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares.  The Over-Allotment Option may be exercised by the Representatives on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus, by written notice to the Company.  Such notice shall set forth the aggregate number of Additional Shares as to which the Over-Allotment Option is being exercised and the date and time when the Additional Shares are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the “time of purchase” (as defined below) nor earlier than the second business day after the date on which the Over-Allotment Option shall have been exercised nor later than the tenth business day after the date on which the Over-Allotment Option shall have been exercised.  The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as the Representatives may determine to eliminate fractional shares), subject to adjustment in accordance with Section 9 hereof.

2.                                       Payment and Delivery.  Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer against delivery of the certificates for the Firm Shares to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters and payment of the Firm Share Adviser Payment shall be made to UBS, for the account of the Underwriters, by wire transfer of immediately available funds to a bank account designated by UBS.  Such payment and delivery shall be made at 10:00 A.M., New York City time, on [            ], 2012 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 9 hereof).  The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.”  Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office and time of day as the payment for the Firm Shares, including payment of the applicable Additional Share Adviser Payment to UBS, for the account of the Underwriters.  Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 7 hereof with respect to the purchase of the Shares shall be made at the offices of Clifford Chance US LLP at 31 West 52nd Street, New York, New York 10019, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

3.                                       Representations and Warranties of the Company, the Adviser and the Administrator.  The Company, the Adviser and the Administrator, jointly and severally, represent and warrant to and agree with each of the Underwriters that:

(a)                                  (i)                                     the Company has prepared and filed with the Commission a registration statement (File No. 333-172733) on Form N-2, including a related preliminary prospectus for registration under the Act and the 1940 Act of the offering and sale of the Shares.  The Company has filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you.  The Company will file with the Commission within two business days after the date of this Agreement a final prospectus in accordance with Rules 430A and 497 under the Act.  The Company has included in such Registration Statement, as amended at the Effective Time, all information (other than Rule 430A Information) required by the Act and the 1940 Act to be included in such registration statement and the Prospectus.  As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, and shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein;

(ii)                                  the Shares have been registered under the Act pursuant to the Registration Statement and the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Act; no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued under the Act, no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with; and the Exchange Act Registration Statement has become effective as provided in Section 12 of the Exchange Act;

(iii)                               at the Effective Time, the Registration Statement did and when the Prospectus is first filed (if required) in accordance with Rule 497 and at the time of purchase and on any additional time of purchase, the Prospectus (and any supplements thereto) will, and the Notification of Election when originally filed with the Commission and any amendment or supplement thereto when filed with the Commission did or will, comply in all material respects with the applicable requirements of the Act and the 1940 Act and the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, at the Effective Time, the Prospectus, if not filed pursuant to Rule 497 under the Act, will not, and on the date of any filing pursuant to Rule 497 under the Act and at the time of purchase and any additional time of purchase, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Company, the Adviser nor the Administrator makes any representation or warranty as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto), in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 11 hereof;

(iv)                              each of (1) the Disclosure Package, when taken together as a whole, and (2) each electronic road show when taken together as a whole with the Disclosure Package and the price to the public, the number of Firm Shares and the number of Additional Shares to be included on the cover page of the Prospectus, does not, as of [      ] [p.m.] (New York time) on [          ], 2012 (the “Applicable Time”), contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 11 hereof;

(v)                                 the copies of the Registration Statement and any Rule 462(b) Registration Statement and any amendments thereto and the copies of any Preliminary Prospectus, the Prospectus and any amendments or supplements thereto delivered and to be delivered to the Underwriters (electronically or otherwise) in connection with the offering of the Shares were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), except to the extent permitted by Regulation S-T;

(b)                                 the Formation Transactions (other than the Portfolio Acquisition Transaction) have been consummated prior to the Execution Time (and at such times as described in the Disclosure Package and the Prospectus) on the terms and in the manner contemplated by this Agreement, the Disclosure Package and the Prospectus, and the Portfolio Acquisition Transaction will be consummated at the time of purchase on the terms and in the manner contemplated by this Agreement, the Disclosure Package and the Prospectus;

(c)                                  the offer, issue, sale and delivery of the Concurrent Private Placement Shares by the Company to the investors in the Concurrent Private Placement does not require registration under the Act, and such offer, issue, sale and delivery does not violate any provision of the 1940 Act;

(d)                                 the accountants who certified the financial statements and supporting schedules included in the Registration Statement, the Disclosure Package and the Prospectus are independent public accountants within the meaning of, and as required by, the Act;

(e)                                  the financial statements of the Company included in the Registration Statement, the Disclosure Package and the Prospectus, together with related schedules and notes, present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and the 1940 Act and have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the audited special purpose schedule of investments to be sold to the Company, together with the related notes, presents fairly the financial condition of such investments as of the date indicated, complies as to form with the applicable accounting requirements of the Act and the 1940 Act and has been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) (except as otherwise noted therein); all pro forma financial statements or data included in the Registration Statement, the Disclosure Package and the Prospectus comply with the requirements of the Act and the Exchange Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; and the other financial and statistical information and data included in the Registration Statement and the Prospectus are accurately derived from such financial statements and the books and records of the Master Fund and the Company, as applicable;

(f)            the supporting schedules, if any, included in the Registration Statement present fairly, in accordance with GAAP, the information required to be stated therein;

(g)           since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), [except as otherwise stated therein,] (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;

(h)           the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and the Transaction Agreements; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of California and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except (solely in the case of jurisdictions other than the State of Delaware) where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect;

(i)            the Company does not have any subsidiaries (as defined under the Act);

(j)            the authorized, issued and outstanding shares of capital stock of the Company as of [          ], 2012 is as set forth in the column entitled “Actual” and in the corresponding line items under the caption “Capitalization” in the Disclosure Package and the Prospectus.  After giving effect to the Concurrent Private Placement and the purchase of the Firm Shares by the Underwriters at the time of purchase, the authorized, issued and outstanding shares of capital stock of the Company will be as set forth in the column entitled “Pro Forma” and in the corresponding line items under the caption “Capitalization.”  The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any security holder of the Company or any other person;

(k)           this Agreement and the Transaction Agreements have been duly authorized, executed and delivered by the Company;

(l)            the Shares to be sold by the Company pursuant to this Agreement have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; no holder of the Shares is or will be subject to personal liability by reason of being such a holder; and the issuance and sale of the Shares to be sold by the Company pursuant to this Agreement are not subject to any preemptive rights, rights of first refusal or other similar rights of any security holder of the Company or any other person;

(m)          the capital stock of the Company, including the Shares, and the Company’s charter and bylaws conform in all material respects to all of the respective statements relating thereto contained in the Registration Statement, the Disclosure Package and the Prospectus, and such statements conform to the rights set forth in the respective instruments and agreements defining the same;

(n)           neither the Company nor any of its subsidiaries is in violation of its organizational documents or in default in the performance or observance of any Company Documents (as defined below), except (solely in the case of Company Documents) for such defaults that would not result in a Material Adverse Effect.  The execution, delivery and performance of this Agreement and the Transaction Agreements and the consummation of the transactions contemplated herein and in the Registration Statement, the Disclosure Package and the Prospectus (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under this Agreement and the Transaction Agreements do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or any Repayment Event (as defined below) under, or result in the creation or imposition of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (each, a “Lien” and collectively, “Liens”) upon any property or assets of the Company or any of its subsidiaries pursuant to, any Company Documents, except (solely in the case of Company Documents) for such conflicts, breaches, defaults or Liens that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the organizational documents of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective assets, properties or operations.  As used herein, “Company Documents” means any contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; and “Repayment Event” means any event or condition which gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company;

(o)           as of the date hereof, the Company and its subsidiaries do not have, and at the time of purchase the Company and its subsidiaries will not have, any employees.  To the knowledge of the Company, no labor dispute with the employees of Crescent Capital exists or, to the knowledge of the Company, is imminent, except such as would not reasonably be expected to result in a Material Adverse Effect;

(p)           there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement, the Disclosure Package or the Prospectus, or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement and the Transaction Agreements or the performance by the Company of its obligations under this Agreement and the Transaction Agreements; the aggregate of all pending legal or governmental proceedings, if any, to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect;

(q)           there are no franchises, mortgages, loan or credit agreements, bonds, notes, leases, agreements, contracts, indentures, leases or other instruments or documents that are required to be described in the Registration Statement or the Prospectus, or to be filed as exhibits thereto, which are not described or filed as required by the Act or the 1940 Act;

(r)            the information in the Disclosure Package and the Prospectus under the captions “Prospectus Summary—Our Adviser,” “Prospectus Summary—Operating and Regulatory Structure,” “Prospectus Summary—Conflicts of Interests,” “Risk Factors,” “Portfolio Companies,” “Capitalization,” “Management,” “Management Agreements,” “Related Party Transactions and Certain Relationships,” “Material U.S. Federal Income Tax Considerations,” “Description of Our Capital Stock,” “Regulation” and “Shares Eligible for Future Sale,” in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Company’s organizational documents or other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects and all descriptions in the Registration Statement, the Disclosure Package and the Prospectus of any Company Documents are accurate in all material respects;

(s)            the Company and its subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Disclosure Package and the Prospectus as being licensed by it or which are necessary for the conduct of its businesses (collectively, “Intellectual Property”), except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor its subsidiaries has received notice and is not otherwise aware of any infringement of, or conflict with, asserted rights of third parties with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any subsidiary, as the case may be, therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, would result in a Material Adverse Effect;

(t)            (A) no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or other consent of any holder of capital stock or other securities of the Company or any creditor of the Company, (C) no waiver or consent under any instrument, agreement or other document to which the Company is a party, and (D) no authorization, approval, vote or other consent of any other person or entity, was necessary or required for the consummation of the Formation Transactions, or is necessary or required for the execution, delivery or performance by the Company of this Agreement and the Transaction Agreements, for the offering, issuance, sale or delivery of the Shares hereunder, or for the consummation of any of the other transactions contemplated by this Agreement and the Transaction Agreements, in each case on the terms contemplated by the Registration Statement, the Disclosure Package and the Prospectus, except such as have been obtained or such as may be required under state securities laws and, in the case of (D) as it relates to the Portfolio Acquisition Transaction, except for such consents which, the failure to obtain, would not reasonably be expected to result in a Material Adverse Effect;

(u)           the Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Company Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Company Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Company Governmental Licenses are valid and in full force and effect, except when the invalidity of such Company Governmental Licenses or the failure of such Company Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Company Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect;

(v)           the Company owns or leases or has access to all properties and assets as are necessary to the conduct of its operations as presently conducted;

(w)          there are no persons with registration rights or other similar rights to have any securities (debt or equity) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement, and there are no persons with co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Shares pursuant to this Agreement;

(x)           the Adviser, the Administrator, each of the Company’s directors and officers, each holder of any shares of outstanding Common Stock or other capital stock of the Company (including each investor in the Concurrent Private Placement) and each holder of any outstanding warrants, options or other securities convertible into, or exchangeable or exercisable for, Common Stock or other capital stock of the Company has executed and delivered to the Representative a lock-up agreement in the form of Exhibit A hereto.  Exhibit A-1 hereto contains a true, complete and correct list of all directors and officers of the Company.  There are no other holders of Common Stock, other capital stock of the Company or warrants, options or other securities convertible into, or exchangeable or exercisable for, Common Stock or other capital stock of the Company;

(y)           the Company has, with respect to all Common Stock (other than Shares to be sold pursuant to this Agreement) and other capital stock of the Company and all securities convertible into, or exercisable or exchangeable for, Common Stock or other capital stock of the Company owned or held (of record or beneficially) by any of the persons who, as described in the immediately preceding paragraph, have entered into lock-up agreements in the form of Exhibit A hereto, provided written directions to the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period (as defined in Section 5(k)); and, during the Lock-Up Period, the Company will not cause or permit any waiver, release, modification or amendment of any such stop transfer instructions or stop transfer procedures without the prior written consent of the Representative;

(z)           the outstanding Common Stock and the Shares to be sold by the Company hereunder have been approved for listing, subject only to official notice of issuance, on the NYSE;

(aa)         all of the information provided to the Underwriters or to counsel for the Underwriters by the Company and, to the knowledge of the Company, its officers and directors and the holders of any securities of the Company in connection with letters, filings or other supplemental information provided to the Financial Industry Regulatory Authority (“FINRA”) pursuant to FINRA Conduct Rule 5100 is true, complete and correct in all material respects;

(bb)         the Company and its subsidiaries have filed all foreign, federal, state and local tax returns required to be filed or have requested extensions thereof, and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against any of them, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith and for which appropriate reserves have been included on the books and records of the Company;

(cc)         the Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations and with the investment objectives, policies and restrictions of the Company and the applicable requirements of the 1940 Act, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability and to maintain material compliance with the books and records requirements under the 1940 Act, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; since the date of the Company’s most recent audited balance sheet, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(dd)         there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof (collectively, the “Sarbanes-Oxley Act”) with which any of them is required to comply, including Section 402 related to loans;

(ee)         the Company and its subsidiaries have not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares;

(ff)          any statistical, demographic or market-related data included in the Registration Statement, the Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, all such data included in the Registration Statement, the Disclosure Package or the Prospectus accurately reflect the materials upon which it is based or from which it was derived, and the Company has delivered true, complete and correct copies of such materials to the Representative;

(gg)         neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “Foreign Corrupt Practices Act”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the Foreign Corrupt Practices Act) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Foreign Corrupt Practices Act, and the Company and its subsidiaries and, to the knowledge of the Company, its affiliates (other than the Underwriters) have conducted their businesses in compliance with the Foreign Corrupt Practices Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(hh)         the operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;

(ii)           neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate (other than the Underwriters) or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not knowingly directly or indirectly use any of the proceeds received by the Company from the sale of Shares contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(jj)           except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, none of the Company, the Adviser, the Administrator nor the Master Fund has any outstanding borrowings from, or is a party to any line of credit, credit agreement or other credit facility or otherwise has a borrowing relationship with, any bank or other lending institution affiliated with any of the Underwriters, and the Company does not intend to use any of the proceeds from the sale of the Shares to repay any debt owed to any Underwriter or any affiliate of any Underwriter;

(kk)         there are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement by the Company or the issuance or sale by the Company of the Shares to be sold by the Company to the Underwriters hereunder;

(ll)           there are no business relationships or related party transactions involving the Company or any of its subsidiaries or, to the knowledge of the Company, any other person that are required to be described in the Disclosure Package or the Prospectus that have not been described as required;

(mm)      to the best of the Company’s knowledge, the Master Fund has duly authorized, executed and delivered any agreements pursuant to which it made the investments described in the Disclosure Package and the Prospectus under the caption “Portfolio Companies” (each a “Portfolio Company Agreement”) with corporations or other entities (each a “Portfolio Company”); and to the best of the Company’s knowledge, each Portfolio Company is current, in all material respects, with all its obligations under the applicable Portfolio Company Agreements, no event of default (or a default which with the giving of notice or the passage of time would become an event of default) has occurred under such agreements, except to the extent that any such failure to be current in its obligations and any such default would not reasonably be expected to result in a Material Adverse Effect;

(nn)         the Company has taken all required action under the Act and the 1940 Act to make the public offering and consummate the sale of the Shares as contemplated by this Agreement;

(oo)         no relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers or stockholders of the Company, on the other hand, that is required to be described in the Registration Statement, the Disclosure Package and the Prospectus, which is not so described;

(pp)         except as disclosed in the Registration Statement and the Prospectus, no director of the Company is an “interested person” (as defined in the 1940 Act) of the

Company or an “affiliated person” (as defined in the 1940 Act) of any Underwriter listed in Schedule A hereto;

(qq)         the Company has not distributed and, prior to the later to occur of (i) the time of purchase and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement and the Prospectus or other materials permitted by the Act or the 1940 Act;

(rr)           all advertising, sales literature or other promotional material (including “prospectus wrappers,” “broker kits,” “road show slides” and “road show scripts”), whether in printed or electronic form, authorized in writing by or prepared by the Company or the Adviser or the Administrator for use in connection with the offering and sale of the Shares (collectively, “sales material”) complied and comply in all material respects with the applicable requirements of the Act and the 1940 Act and, if required to be filed with FINRA under FINRA’s conduct rules, were provided to Clifford Chance US LLP, counsel for the Underwriters, for filing.  No sales material contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ss)          except as set forth in or contemplated in the Registration Statement and the Prospectus, at the time of purchase and each additional time of purchase, the Company and its subsidiaries will be insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Company, including the Company’s directors’ and officers’ errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 under the 1940 Act,  or any of its subsidiaries or their respective businesses, assets, employees, officers and directors will be in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of its subsidiaries under any such policies or instruments as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect;

(tt)           as of the time of purchase, the Company will be in compliance with the requirements of Subchapter M of the Internal Revenue Code necessary to qualify as a RIC.  The Company intends to direct the investment of the net proceeds of the offering of the Shares and to continue to conduct its activities in such a manner as to continue to comply with the requirements for qualification and taxation as a RIC under Subchapter M of the Internal Revenue Code.  The Company intends to be treated as a RIC under Subchapter M of the Internal Revenue Code for its taxable year ending [          ], 2012;

(uu)         the Company has been orally advised by DTC that the Shares will be eligible for clearance through DTC; and

(vv)         the Company is a closed-end, non-diversified management investment company and has elected to be regulated as a business development company under the 1940 Act, has duly filed with the Commission, pursuant to Section 54(a) of the 1940 Act, a duly completed and executed Form N-54A (the “Company BDC Election”) and is eligible to make such an election; the Company has not filed with the Commission any notice of withdrawal of the Company BDC Election pursuant to Section 54(c) of the 1940 Act; the Company BDC Election remains in full force and effect, and, to the Company’s knowledge, no order of suspension or revocation of such election under the 1940 Act has been issued or proceedings therefor initiated or threatened by the Commission.  To the extent applicable, the operations of the Company are in compliance in all material respects with the provisions of the 1940 Act, including the provisions applicable to business development companies.

4.             Representations and Warranties of the Adviser and the Administrator.  The Adviser and the Administrator, jointly and severally, represent and warrant to each of the Underwriters that:

(a)           each of the Adviser and the Administrator has not taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(b)           since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the Execution Time), except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Adviser and the Administrator considered as one enterprise, whether or not arising in the ordinary course of business and (B) there have been no transactions entered into by the Adviser or the Administrator which are material with respect to the Adviser and the Administrator considered as one enterprise;

(c)           each of the Adviser and the Administrator has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and the Transaction Agreements and the Resource Sharing Agreement; each of the Adviser and the Administrator is duly qualified as a limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; and, to the knowledge of the Adviser and the Administrator, the Master Fund has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and the Master Fund has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to enter into and perform its obligations under the Portfolio Acquisition Agreement;

(d)           this Agreement and the Transaction Agreements, to the extent a party thereto, and the Resource Sharing Agreement have been duly authorized, executed and delivered by each of the Adviser and the Administrator; and the Portfolio Acquisition Agreement has been duly authorized, executed and delivered by the Master Fund;

(e)           neither the Adviser nor the Administrator is in violation of its organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in the Adviser Documents (as defined below) or the Administrator Documents (as defined below), except for such defaults that would not result in a Material Adverse Effect.  The execution, delivery and performance of this Agreement and the Transaction Agreements, to the extent a party thereto, and the Resource Sharing Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the Disclosure Package and the Prospectus (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by each of the Adviser and the Administrator with its obligations under this Agreement and the Transaction Agreements, to the extent a party thereto, and the Resource Sharing Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Adviser or the Administrator pursuant to, any Adviser Document or Administrator Document, except for such conflicts, breaches, defaults or Liens that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the organizational documents of the Adviser or the Administrator, as applicable, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Adviser or the Administrator or any of their respective assets, properties or operations; to the knowledge of the Adviser and the Administrator, the execution, delivery and performance of the Portfolio Acquisition Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the Disclosure Package and the Prospectus (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Master Fund with its obligations under the Portfolio Acquisition Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of TCW/Palmetto State Partners, LLC, a Delaware limited liability company (the “SCRS Fund”), or the Master Fund pursuant to, any Fund Related Documents (as defined below), except for such conflicts, breaches, defaults or Liens that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the organizational documents of the SCRS Fund or the Master Fund or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the SCRS Fund or the Master Fund or any of their respective assets, properties or operations; and, as used herein, “Adviser Documents,” means any contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements to which the Adviser is a party or by which the Adviser is bound or to which any of the property or assets of the Adviser is subject; “Administrator Documents,” means any contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements to which the Administrator is a party or by which the Administrator is bound or to which any of the property or assets of the Administrator is subject; and “Fund Related Documents,” means any contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements to which the SCRS Fund or the Master Fund is a party or by which the SCRS Fund or the Master Fund is bound or to which any of the property or assets of the SCRS Fund or the Master Fund is subject;

(f)            as of the date hereof, neither the Adviser nor the Administrator has, and on the time of purchase, neither the Adviser nor the Administrator will have, any employees; to the knowledge of the Adviser and the Administrator, no labor dispute with the employees of Crescent Capital exists or, to the knowledge of the Adviser and the Administrator, is imminent;

(g)           there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Adviser or the Administrator, threatened, against or affecting the Adviser or the Administrator which is required to be disclosed in the Registration Statement, the Disclosure Package or the Prospectus, or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement and the Transaction Agreements and the Resource Sharing Agreement or the performance by each of the Adviser and the Administrator of its obligations under this Agreement and the Transaction Agreements, to the extent a party thereto, and the Resource Sharing Agreement; the aggregate of all pending legal or governmental proceedings to which the Adviser or the Administrator is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect;

(h)           the description of each of the Adviser and the Administrator and its businesses, and the statements attributable to the Adviser and the Administrator, in the Registration Statement and the Prospectus complied and comply in all material respects with the provisions of the Act, the 1940 Act and the Advisers Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(i)            each of the Adviser and the Administrator owns, or has obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Disclosure Package and the Prospectus as being licensed by it or which are necessary for the conduct of its businesses (collectively, “Adviser/Administrator Intellectual Property”), except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect; neither the Adviser nor the Administrator has received notice and is not otherwise aware of any infringement of, or conflict with, asserted rights of third parties with respect to any Adviser/Administrator Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Adviser or the Administrator, as the case may be, therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, would result in a Material Adverse Effect;

(j)            (A) no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or other consent of any holder of securities of the Adviser or the Administrator or any creditor of the Adviser or the Administrator, (C) no waiver or consent under any instrument, agreement or other document to which the Adviser or the Administrator is a party, and (D) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the execution, delivery or performance by each of the Adviser or the Administrator of this Agreement and the Transaction Agreements, to the extent a party thereto, and the Resource Sharing Agreement, for the offering, issuance, sale or delivery of the Shares hereunder, or for the consummation of any of the other transactions contemplated by this Agreement and the Transaction Agreements and the Resource Sharing Agreement, in each case on the terms contemplated by the Registration Statement, the Disclosure Package and the Prospectus, except such as have been obtained (including as are required under the Act and the 1940 Act) or such as may be required under state securities laws; and (A) no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or other consent of any holder of securities of the SCRS Fund or the Master Fund or any creditor of the SCRS Fund or the Master Fund, (C) no waiver or consent under any instrument, agreement or other document to which the SCRS Fund or the Master Fund is a party, and (D) no authorization, approval, vote or other consent of any other person or entity, to the knowledge of the Adviser and the Administrator, is necessary or required for the execution, delivery or performance by the SCRS Fund or the Master Fund of the Portfolio Acquisition Agreement, for the offering, issuance, sale or delivery of the Shares hereunder, or for the consummation of any of the other transactions contemplated by this Agreement and the Portfolio Acquisition Agreement, in each case on the terms contemplated by the Registration Statement, the Disclosure Package and the Prospectus, except such as have been obtained (including as are required under the Act and the 1940 Act) or such as may be required under state securities laws;

(k)           each of the Adviser and the Administrator owns or leases or has access to all properties and assets as are necessary to the conduct of its operations as presently conducted;

(l)            each of the Adviser and the Administrator possesses such permits, licenses, approvals, consents and other authorizations (collectively, the “Adviser/Administrator Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Adviser and the Administrator are in compliance with the terms and conditions of all such Adviser/Administrator Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Adviser/Administrator Governmental Licenses are valid and in full force and effect, except when the invalidity of such Adviser/Administrator Governmental Licenses or the failure of such Adviser/Administrator Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Adviser nor the Administrator has received any notice of proceedings relating to the revocation or modification of any such Adviser/Administrator Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect;

(m)          neither the Adviser nor the Administrator is, and upon the sale of the Shares contemplated under this Agreement and the Transaction Agreements and the application of the net proceeds therefrom as described in the Disclosure Package and the Prospectus under the caption “Use of Proceeds” will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the 1940 Act;

(n)           each of the Adviser and the Administrator are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Adviser or the Administrator or their respective businesses, assets, employees, officers and directors are in full force and effect; the Adviser and the Administrator are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Adviser or the Administrator under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Adviser nor the Administrator has been refused any insurance coverage sought or applied for; and neither the Adviser nor the Administrator has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect;

(o)           each of the Adviser and the Administrator has taken all necessary actions to ensure that, upon effectiveness of the Registration Statement, each of the Adviser and the Administrator will maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) access to assets is permitted only in accordance with management’s general or specific authorization, and (C) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(p)           the Adviser is registered as an investment adviser under the Advisers Act and the Adviser is not prohibited by the Advisers Act or the 1940 Act from acting under the Investment Advisory Agreement for the Company as contemplated by the Prospectus;

(q)           each of the Adviser and the Administrator has (or will have at the time of purchase) the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Disclosure Package, the Prospectus, this Agreement and the Transaction Agreements, to the extent a party thereto, and the Resource Sharing Agreement, and each of the Adviser and the Administrator owns, leases or has access to (or will own, lease or have access as of the time of purchase to) all properties and other assets that are necessary to the conduct of its business and to perform the services, as described in the Registration Statement, the Disclosure Package and the Prospectus;

(r)            neither the Adviser nor the Administrator is aware that (i) any executive, key employee or significant group of employees of the Company, if any, the Adviser or the Administrator, as applicable, plans to terminate employment with the Company, the Adviser or the Administrator or (ii) any such executive or key employee is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Adviser except where such termination or violation would not reasonably be expected to have a Material Adverse Effect;

(s)            neither the Adviser nor the Administrator has any subsidiaries; and

(t)            the statements describing the Company’s status as an affiliate of TCW Absolute Credit Fund, L.P., TCW Senior Secured Floating Rate Loan Fund, L.P. and/or TCW Senior Secured Loan Fund, L.P. in the notices provided to the applicable parties under the Portfolio Company Agreements in connection with the assignment of the secured loans pursuant to the Portfolio Acquisition Transaction are true and correct in all material respects.

Any certificate signed by any officer of the Company, the Adviser, the Administrator or any of their subsidiaries and delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company, the Adviser or the Administrator, as the case may be, to each Underwriter as to the matters covered thereby.

5.             Certain Covenants of the Company, the Adviser and the Administrator.  The Company, the Adviser and the Administrator, jointly and severally, hereby agree:

(a)           to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b)           to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (including the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(c)           if, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Rule 462(b) Registration Statement, to be filed with the Commission and become effective before the Shares may be sold, the Company will use its best efforts to cause such post-effective amendment or such Rule 462(b) Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Act as soon as practicable; and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Rule 462(b) Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 497 under the Act (which the Company agrees to file in a timely manner in accordance with such Rules);

(d)           to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Exchange Act Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or the Exchange Act Registration Statement, any Preliminary Prospectus or the Prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall reasonably object in writing;

(e)           subject to Section 5(d) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares; and to provide you, for your review and comment, with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to file no such report, statement or document to which you shall have reasonably objected in writing; and to promptly notify you of such filing;

(f)            to advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 5(d) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;

(g)           to make generally available to its security holders, and to deliver to you (unless publicly available on EDGAR), an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than [          ], 2013;

(h)           to furnish to you (unless publicly available on EDGAR) one copy for the Representative and one copy for underwriters’ counsel copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(i)            to furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and its subsidiaries which have been read by the Company’s independent registered public accountants, as stated in their letter to be furnished pursuant to Section 9(b) hereof;

(j)            to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus;

(k)           to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, any sales material and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the NYSE and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by FINRA, including the reasonable legal fees and filing fees and other disbursements of counsel to the Underwriters relating to FINRA matters, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) fifty percent (50%) of the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the costs and expenses of qualifying the Shares for inclusion in the book-entry settlement system of the DTC, (x) the preparation and filing of the Exchange Act Registration Statement, including any amendments thereto and (xi)

the performance of the Company’s other obligations hereunder; provided, however, that Crescent Capital shall pay such costs, expenses or fees in an aggregate amount of $750,000, and it being agreed that the Underwriters shall pay 50% of the costs, expenses and fees described in subpart (viii) of this Section 5(k));

(l)            beginning on the date hereof and ending on, and including, the date that is 180 days after the date of the Prospectus (such period, as the same may be extended pursuant to the provisions set forth in this Section, is hereinafter called the “Lock-Up Period”), each of the Company, the Adviser and the Administrator will not, without the prior written consent of the Representatives, directly or indirectly (1) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (2) file or cause to become effective a registration statement under the Act relating to the offer and sale of any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (3) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (4) publicly announce an intention to effect any transaction specified in clause (1), (2) or (3), except, in each case, for (A) the registration of the offer and sale of the Shares as contemplated by this Agreement and the issuance of Common Stock in the Concurrent Private Placement, (B) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, and (C) any issuance of Common Stock pursuant to the Company’s dividend reinvestment plan described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus; provided, however, that if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Section 5(l) shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs;

(m)          prior to the time of purchase or any additional time of purchase, as the case may be, to issue no press release or other public communication directly or indirectly and hold no press conferences with respect to the Company or any subsidiary, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any subsidiary, or the offering of the Shares, without your prior consent;

(n)           not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus;

(o)           not to, and to cause the respective subsidiaries of the Company, the Adviser and the Administrator not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(p)           to use its best efforts to cause the Common Stock, including the Shares, to be listed on NYSE and to maintain such listing;

(q)           to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock;

(r)            to consummate the transactions contemplated by the Portfolio Acquisition Agreement;

(s)            to elect (in the case of the Company), and to cause the Company to elect (in the case of the Adviser and the Administrator), to be taxable as a RIC within the meaning of Section 851(a) of the Internal Revenue Code commencing with the Company’s taxable year ending [            ], 2012 by timely filing its 2012 U.S. federal income tax return as a RIC on Internal Revenue Service Form 1120-RIC, and to maintain such qualification and election in effect for each taxable year during which it is a BDC under the 1940 Act;

(t)            during a period of two years from the effective date of the Registration Statement, to use its best reasonable efforts to maintain the Company’s status as a BDC; provided, however, the Company may change the nature of its business so as to cease to be, or to withdraw its election as, a BDC, with the approval of the board of directors and a vote of stockholders as required by Section 58 of the 1940 Act or any successor provision; and

(u)           to comply with the 1940 Act, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement, the Disclosure Package and the Prospectus.

6.             Reimbursement of the Underwriters’ Expenses.  If, after the execution and delivery of this Agreement, the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 9 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company, the Adviser, the Administrator and Crescent Capital, jointly and severally, shall, in addition to paying the amounts described in Section 5(k), reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

7.             Conditions of the Underwriters’ Obligations.  The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company, the Adviser and the Administrator on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company, the Adviser and the Administrator of their respective obligations hereunder and to the following additional conditions precedent:

(a)           You shall have received the favorable opinion, dated as of the time of purchase and, if applicable, at the additional time of purchase, an opinion of Dechert LLP, counsel for the Company, the Adviser and the Administrator addressed to the Underwriters, in the form set forth in Exhibit B hereto.

(b)           You shall have received from KPMG LLP letters dated, respectively, the date of this Agreement, the date of the Prospectus, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each Underwriter) in the forms satisfactory to the Representatives, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Preliminary Prospectuses and the Prospectus.

(c)           You shall have received from Deloitte & Touche LLP letters dated, respectively, the date of this Agreement, the date of the Prospectus, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each Underwriter) in the forms satisfactory to the Representatives, which letters shall cover the audited schedule of investments in the Registration Statement, the Preliminary Prospectuses and the Prospectus.

(d)           You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Clifford Chance US LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(e)           No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed in violation of this agreement to which you shall have reasonably objected in writing.

(f)            The Registration Statement, the Exchange Act Registration Statement and any registration statement required to be filed, prior to the sale of the Shares, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act or the Exchange Act, as the case may be.  If Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 497 under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).

(g)           Prior to and at the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Preliminary Prospectuses or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (iv) no Disclosure Package, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(h)           The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit X hereto.

(i)            The Adviser will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and Chief Financial Officer or equivalent officer(s), dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit Y hereto.

(j)            The Administrator will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and Chief Financial Officer or equivalent officer(s), dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit Z hereto.

(k)           You shall have received each of the signed Lock-Up Agreements referred to in Section 3(y) hereof, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be.

(l)            The Company, the Adviser and the Administrator shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, any Preliminary Prospectus or the Prospectus as of the Execution Time, the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

(m)          You shall have received executed copies of each of the signed Transaction Agreements and the Resource Sharing Agreement, and each such Transaction Agreement and the Resource Sharing Agreement shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be.

(n)           Concurrently with the purchase of the Firm Shares at the time of purchase, the Company shall complete the Concurrent Private Placement on the terms and in the manner described in the Registration Statement, the Disclosure Package and the Prospectus.

(o)           Concurrently with the purchase of the Firm Shares at the time of purchase, the Company shall complete the Portfolio Acquisition Transaction on the terms and in the manner described in the Registration Statement, the Disclosure Package and the Prospectus.

(p)           The Shares shall have been approved for listing on the NYSE, subject only to notice of issuance and evidence of satisfactory distribution at or prior to the time of purchase or the additional time of purchase, as the case may be.

(q)           FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

(r)            The Adviser shall have paid to UBS for the account of the Underwriters the Firm Share Adviser Payment as set forth in Section 2 hereof, and, in connection with any purchase of Additional Shares, the applicable Additional Share Adviser Payment.

8.             Effective Date of Agreement; Termination.  This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Preliminary Prospectuses and the Prospectus, there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Company and its subsidiaries taken as a whole, the effect of which change or development is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Preliminary Prospectuses and the Prospectus, or (2) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Preliminary Prospectuses and the Prospectus, there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Adviser or the Administrator, the effect of which change or development is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Preliminary Prospectuses and the Prospectus, or (3) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE, the American Stock Exchange or the NASDAQ; (B) a suspension or material limitation in trading in the Company’s securities on the NYSE; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the sole judgment of the Representatives, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Preliminary Prospectuses and the Prospectus, or (4) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of: (A) any intended or potential downgrading or (B) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any subsidiary of the Company by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

If the Representatives elect to terminate this Agreement as provided in this Section 8, the Company and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company, the Adviser or the Administrator, as the case may be, shall be unable to comply with any of the terms of this Agreement, the Company, the Adviser and the Administrator shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(j), 6 and 10 hereof), and the Underwriters shall be under no obligation or liability to the Company, the Adviser or the Administrator under this Agreement (except to the extent provided in Section 10 hereof) or to one another hereunder.

9.             Increase in Underwriters’ Commitments.  Subject to Sections 7 and 8 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 7 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided.  Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set forth opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 9 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company, the Adviser or the Administrator to any Underwriter (including under Section 5(k) hereof) and without any liability on the part of any non-defaulting Underwriter to the Company, the Adviser or to the Administrator.  Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.          Indemnity and Contribution.

(a)           The Company, the Adviser and the Administrator, jointly and severally, agree to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers and members, any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Act) of such Underwriter, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the 1940 Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information furnished by the Underwriters, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 10 being deemed to include any Preliminary Prospectus, the Prospectus and any amendments or supplements to the foregoing) or in any sales material, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or sales material, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, such Prospectus or sales material or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or sales material in connection with such information, which material fact was not contained in such information furnished by the Underwriters and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b)           Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, the Adviser and the Administrator, their respective directors and officers, and any person who controls the Company, the Adviser or the Administrator within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, the Adviser, the Administrator or any such person may incur under the Act, the 1940 Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement (including in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c)           If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company, the Adviser and the Administrator or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 10, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise.  The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).  The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 10(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d)           If the indemnification provided for in this Section 10 is unavailable to an indemnified party under subsections (a) and (b) of this Section 10 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Adviser and the Administrator on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Adviser and the Administrator on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations.  The relative benefits received by the Company, the Adviser and the Administrator on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares.  The relative fault of the Company, the Adviser and the Administrator on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company, the Adviser and the Administrator or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e)           The Company, the Adviser, the Administrator and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above.  Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 10 are several in proportion to their respective underwriting commitments and not joint.

(f)            The indemnity and contribution agreements contained in this Section 10 and the covenants, warranties and representations of the Company, the Adviser and the Administrator contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors, officers or members or any person (including each partner, officer, director or member of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, the Adviser, the Administrator, their respective directors, officers or any person who controls the Company, the Adviser or the Administrator within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares.  The Company, the Adviser and the Administrator and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, the Adviser and the Administrator, against any of their respective officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, any Preliminary Prospectus or the Prospectus.

11.          Information Furnished by the Underwriters.  The statements set forth in the last paragraph on the cover page of the Prospectus and the statements set forth in the eighth and fifteenth paragraphs under the caption “Underwriting” in the Prospectus, only insofar as such statements relate to the amount of selling concession and reallowance or to over-allotment and stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 10 hereof.

12.          Notices.  Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to the Representatives at: UBS Securities LLC, 299 Park Avenue, New York, NY 10171-0026, Attention: Syndicate Department; c/o Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; and c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention:  LCD-IBD; and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 11100 Santa Monica Boulevard, Suite 2000, Los Angeles, CA 90025 (facsimile: (310) 235-5965), Attention:  Michael K. Parks, Chief Executive Officer.

13.          Governing Law; Construction.  This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.  The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

14.          Submission to Jurisdiction.  Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Company, the Adviser and the Administrator consent to the jurisdiction of such courts and personal service with respect thereto.  The Company, the Adviser and the Administrator hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party.  Each Underwriter and the Company, the Adviser and the Administrator (on their behalf and, to the extent permitted by applicable law, on behalf of the stockholders, partners, members and affiliates of the Company, the Adviser and the Administrator) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  The Company, the Adviser and the Administrator agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company, the Adviser and the Administrator and may be enforced in any other courts to the jurisdiction of which the Company, the Adviser or the Administrator is or may be subject, by suit upon such judgment.

15.          Parties at Interest.  The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company, the Adviser and the Administrator and to the extent provided in Section 10 hereof the controlling persons, partners, directors, officers, members and affiliates referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators.  No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

16.          No Fiduciary Relationship.  The Company, the Adviser and the Administrator hereby acknowledge that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company’s securities.  The Company, the Adviser and the Administrator further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, the Adviser and the Administrator, their respective management, stockholders, partners, members or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof.  The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, the Adviser or the Administrator, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company, the Adviser and the Administrator hereby confirm their understanding and agreement to that effect.  The Company, the Adviser and the Administrator and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company, the Adviser or the Administrator regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company, the Adviser or the Administrator.  The Company, the Adviser, the Administrator and the Underwriters agree that the Underwriters are acting as principal and not the agent or fiduciary of the Company, the Adviser or the Administrator and no Underwriter has assumed, and none of them will assume, any advisory responsibility in favor of the Company, the Adviser or the Administrator with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Company, the Adviser or the Administrator on other matters).  The Company, the Adviser and the Administrator each hereby waives and releases, to the fullest extent permitted by law, any claims that the Company, the Adviser or the Administrator may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company, the Adviser or the Administrator in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

17.          Counterparts.  This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

18.          Successors and Assigns.  This Agreement shall be binding upon the Underwriters and the Company, the Adviser and the Administrator and their successors and assigns and any successor or assign of any substantial portion of the Company’s, the Adviser’s, the Administrator’s and any of the Underwriters’ respective businesses and/or assets.

19.          Miscellaneous.  UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG.  Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities.  Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding among the Company, the Adviser, the Administrator and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company, the Adviser, the Administrator and the Underwriters, severally.

Very truly yours,

CRESCENT CAPITAL FINANCE GROUP, INC.

By:
Name:
Title:

CCFG ADVISORS, LLC

By:
Name:
Title:

CRESCENT CAPITAL ADMINISTRATION, LLC

By:
Name:
Title:

SOLELY WITH RESPECT TO SECTION 5(K) AND SECTION 6 HEREOF:

CRESCENT CAPITAL GROUP LP

By:
Name:
Title:

Accepted and agreed to as of the date first above written, on behalf of itself and the other several Underwriters named in Schedule A

UBS SECURITIES LLC

By: UBS SECURITIES LLC

By:
Name:
Title:

By:
Name:
Title:

MORGAN STANLEY & CO. LLC

By:
Name:
Title:

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

SCHEDULE A

Underwriter	Number of Firm Shares
UBS SECURITIES LLC	[ ]
MORGAN STANLEY & CO. LLC	[ ]
CREDIT SUISSE SECURITIES (USA) LLC	[ ]
RBC CAPITAL MARKETS, LLC	[ ]
JANNEY MONTGOMERY SCOTT LLC	[ ]
JMP SECURITIES LLC	[ ]
ING Financial Markets LLC	[ ]

Total	[ ]

Sch. A-1

SCHEDULE B

Public offering price: [   ] per share

Securities offered: [    ]

Sch. B-1

EXHIBIT A

Lock-Up Agreement

A-1

EXHIBIT A-1

LIST OF DIRECTORS AND OFFICERS

A-1-1

EXHIBIT B

FORM OF OPINION OF DECHERT

B-1

EXHIBIT X

COMPANY OFFICERS’ CERTIFICATE

X-1

EXHIBIT Y

ADVISER OFFICERS’ CERTIFICATE

Y-1

EXHIBIT Z

ADMINISTRATOR OFFICERS’ CERTIFICATE

Z-1